EXHIBIT 2.1


                                 CERTIFICATE TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                   XELOS, INC.



         Pursuant to Sections 607.1003, 607.1006 and 607.1007 of the Florida Business Corporation Act, the attached Amended and Restated Articles of Incorporation amend and restate the original Articles of Incorporation of the Corporation filed with the Secretary of State of the State of Florida on June 28, 1999. The attached Amended and Restated Articles of Incorporation were duly adopted by all of the Directors and Shareholders of the Corporation on October 25, 2001. The number of votes cast for the amendment was sufficient for approval by the Shareholders.
         IN WITNESS WHEREOF, the undersigned has executed this Certificate to Amended and Restated Articles of Incorporation this 25th day of October 2001.

                                        XELOS, INC., a Florida corporation

                                        By:  /s/ Michael J. Posner
                                             -----------------------------------
                                             MICHAEL J. POSNER, President



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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                   XELOS, INC.



         Pursuant to Sections 607.1003, 607.1006 and 607.1007 of the Florida Business Corporation Act, the undersigned Corporation hereby adopts the following Amended and Restated Articles of Incorporation:


                                    ARTICLE I
                                    ---------

                                      NAME
                                      ----

         The name of the Corporation is REAL LOGIC, INC. and the street address of the principal office of the Corporation is 125 Worth Avenue, Suite 302, Palm Beach, Florida 33480.

                                   ARTICLE II
                                   ----------

                                     PURPOSE
                                     -------

         The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the laws of the State of Florida.

                                   ARTICLE III
                                   -----------

                                  CAPITAL STOCK
                                  -------------

         The Corporation is authorized to issue Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share, and Twenty Million (20,000,000) shares of Preferred Stock, par value $.001 per share.

         The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

         Provisions Relating to the Preferred Stock.
         -------------------------------------------

         1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.


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         2. Authority is hereby expressly granted to and vested in the Board of
Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

            a. whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

            b. the number of shares to constitute the class or series and the designations thereof;

            c. the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

            d. whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

            e. whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

            f. the dividend rate, if any, whether any, whether any such dividends are payable in cash, stock of the corporation or other property, the conditions upon which and the times when any such dividends are payable, the preference to or the relation to the payment of the dividends, payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

            g. the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

            h. whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price, ratio or rate at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

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            i. such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable and in the best interests of the Company.

         The shares of each class or series of Preferred Stock may vary from the shares or any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

         Provisions to the Common Stock.
         -------------------------------

         1. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as herein above provided, all rights to vote and all voting power shall be vested exclusively in the holders of Common Stock.

         2. Subject to the rights of the holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3. Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

         General Provisions.
         -------------------

         1. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

         2. No shareholder of this corporation shall have, by reason of its holding shares of any class or series of stock of the corporation, any preemptive rights to purchase or subscribe for any other shares of any class or series of this corporation now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any


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class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

                                   ARTICLE IV
                                   ----------

                         ELECTION NOT TO BE GOVERNED BY
                       THE AFFILIATED TRANSACTION STATUTE
                       ----------------------------------

         Pursuant to Section 607.0901(5) of the Florida Business Corporation Act, the Corporation expressly elects not to be governed by the provisions of
Section 607.0901(5) of the Florida Business Corporation, Act, the Corporation expressly elects not to be governed by the provisions of Section 607.0901 of the Florida Business Corporation Act with respect to any "affiliated transaction" (as defined therein).

                                    ARTICLE V
                                    ---------

                         ELECTION NOT TO BE GOVERNED BY
                              THE CONTROL SHARE ACT
                              ---------------------

         Pursuant to Section 607.0902(5) of the Florida Business Corporation Act, the Corporation expressly elects not to be governed by the provisions of
Section 607.0902 of the Florida Business Corporation Act with respect to any "control-share acquisition" (as defined therein.

                                   ARTICLE VI
                                   ----------

                           REGISTERED OFFICE AND AGENT
                           ---------------------------

         The street address of the registered office of the Corporation is125 Worth Avenue, Suite 302, Palm Beach, Florida 33480 and the name of the Registered Agent of the Corporation at that address is Michael J. Posner.

         IN WITNESS WHEREOF, the undersigned has executed the Amended and Restated Articles of Incorporation this 25th day of October 2001.


                                         XELOS, INC., a Florida corporation



                                         By: /s/ Michael J. Posner
                                             ----------------------------------
                                             MICHAEL J. POSNER, President

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                  ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT
                  ---------------------------------------------


         Having been named as Registered Agent to accept service of process for XELOS, INC. at the place designated in the foregoing Articles of Incorporation, I hereby accept the appointment as Registered Agent and agree to act in this capacity. I further agree to comply with the provisions of the Florida Business Corporation Act relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.



Dated: October 25, 2001                            /s/ Michael J. Posner
       -----------------                           -----------------------------
                                                   MICHAEL J. POSNER,
                                                   Registered Agent